Exhibit 99.1

LIQUIDITY SERVICES, INC. ANNOUNCES THIRD QUARTER 2006 FINANCIAL RESULTS

— Revenue of $38.7 million up 69% — Gross Merchandise Volume (GMV) of $46.7 million up 76% — Adjusted earnings before interest taxes depreciation and amortization (EBITDA) of $4.0 million up 109% —

WASHINGTON — August 3, 2006 — Liquidity Services, Inc. (NASDAQ: LQDT; www.liquidityservicesinc.com) today reported its financial results for its fiscal third quarter ended June 30, 2006 (Q3-06).  Liquidity Services, Inc. is a leading online auction marketplace for wholesale, surplus and salvage assets.

Liquidity Services, Inc. (LSI or the Company) reported record consolidated Q3-06 revenue of $38.7 million, representing a growth rate of approximately 69% when compared to the prior year’s comparable period; and adjusted EBITDA of $4.0 million, representing a growth rate of approximately 109% when compared to the prior year’s comparable period.  LSI also reported record GMV of $46.7 million, representing a growth rate of approximately 76% when compared to the prior year’s comparable period.  GMV is the total sales volume of all merchandise sold through our marketplaces during a given period.

Net income in Q3-06 was a record $2.4 million or $0.08 per share. Adjusted net income in Q3-06 was $2.5 million or $0.09 adjusted diluted earnings per share.

LSI enables buyers and sellers to transact in an efficient, automated online auction environment. The Company’s marketplaces provide professional buyers access to a global, organized supply of wholesale, surplus and salvage assets presented with digital images and other relevant product information. Additionally, LSI enables its corporate and government sellers to enhance their financial return on excess assets by providing a liquid marketplace and value-added services that are integrated into a single offering. The Company organizes its products into categories across major industry verticals such as consumer electronics, general merchandise, apparel, scientific equipment, aerospace parts and equipment, technology hardware, and scrap metals. The Company’s online auction marketplaces are www.liquidation.com, www.govliquidation.com and www.liquibiz.com. LSI also operates a wholesale industry portal, www.goWholesale.com, that connects advertisers with buyers seeking products for resale and related business services.

The Company’s ability to create liquid marketplaces for wholesale, surplus and salvage assets generates a continuous flow of goods from its corporate and government sellers. This flow of goods in turn attracts an increasing number of professional buyers to the marketplaces.

“Q3 was another strong quarter for the Company as corporate and government sellers continued to leverage our online platform and integrated services to sell goods in the reverse supply chain,” said Bill Angrick, Chairman and CEO of LSI.  “Our performance during the quarter reflected solid execution of our business strategy as our commercial business grew approximately 120% year over year. Our scrap and surplus business with the Department of Defense (DoD) also contributed to strong increases in GMV and Adjusted EBITDA during the quarter. We believe Q3-06 results demonstrate that LSI enables corporations and government agencies to achieve enhanced financial value and efficiencies in the tracking and sale of surplus and salvage assets.”

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Business Outlook

The following forward-looking statements reflect current business trends and our current operating environment, including the potential reengineering of certain business and inventory processes in our Surplus business with the Department of Defense (“DoD”) as they undergo a review of their internal procedures regarding certain products remitted to us for sale. The implementation of these additional processes may require us to incur additional costs and will result in a delay in our receipt of certain surplus property items from the DoD. Our results may also be materially affected by other factors, including the Company’s expectation that it will continue to make significant investments in its infrastructure and value-added services to support new business in both commercial and public sector markets.

We continued to make investments in our U.S. distribution center operations. In July 2006, we signed a lease for a 94,000 square-foot distribution center in Plainfield, Indiana, a suburb of Indianapolis.  To generate economies of scale we elected to increase the size of our Indianapolis facility. Therefore, we have elected to postpone the opening of a new distribution center in the Southeast at this time.  We expect to incur start-up costs associated with the Indiana distribution center during the next two quarters.  We would expect to have additional capital expenditures associated with our distribution center expansion, which may result in total capital expenditures for FY 2006 of $1.1 to $1.5 million.  Q3 results reflect the first full quarter of our German operations which commenced upon the award of a new contract by the DoD in January 2006.  We expect start-up losses for this new contract to extend at least over the next quarter, as we invest in new staff and facilities.

Included in our Scrap contract with the DoD is an incentive, which can increase the amount of profit sharing distribution we receive from 20% up to 22%.  This incentive is based on the amount of scrap sold to small businesses during the preceding 12 months.  During the first 12 month measurement period ended June 30, 2006, we achieved the 22% profit sharing rate.  This increase in the profit-sharing rate is retroactive for the preceding 12 months, and thus we received this 12 month benefit, of approximately $453,000, in the quarter ended June 30, 2006.  We have an opportunity to receive this incentive annually throughout the Scrap contract.  The measurement period will continue to be the preceding 12 months as of June 30th of each year, and therefore this benefit, to the extent achieved, will continue to be recorded in the quarter ended June 30th.

Our guidance assumes EBITDA and Diluted EPS are adjusted for the effects of the adoption of FAS 123 (R), which we estimate to be approximately $325,000 to $350,000 for the remaining quarter of fiscal year 2006.

GMV — LSI expects GMV for FY2006 to be in the range of $169 million to $171 million, which is an increase from the $160 million to $165 million range provided in the Q2-06 earnings announcement.  In Q4-06, LSI expects GMV to be in the range of $42 million to $44 million.

Adjusted EBITDA — LSI expects Adjusted EBITDA for FY2006 to be in the range of $14.1 million to $14.3 million, which is an increase from the $13.3 million to $13.5 million range provided in the Q2-06 earnings announcement.  In Q4-06, LSI expects Adjusted EBITDA to be in the range of $3.1 million to $3.3 million.

Adjusted Diluted EPS — LSI estimates that Adjusted Earnings Per Diluted Share for FY2006 will be approximately $0.30, which is an increase from the $0.28 provided in the Q2-06 earnings announcement.  In Q4-06, LSI estimates that Adjusted Earnings Per Diluted Share will be $0.07.

We plan to provide specific guidance for fiscal year 2007 during our next earnings announcement, which will be subsequent to the conclusion of our fiscal year end September 30, 2006.  We continue to believe GMV and Adjusted EBITDA will increase approximately 25% and 30%, respectively, for fiscal year 2007.

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Key Q3-06 Operating Metrics

Registered Buyers — At the end of Q3-06, registered buyers totaled approximately 489,000, representing a 38% increase over the approximately 355,000 registered buyers at the end of Q3-05.

Auction Participants — Auction participants, defined as registered buyers who have bid in an auction during the period (a registered buyer who bids in more than one auction is counted as an auction participant in each auction in which he or she bids) increased to approximately 261,000 in Q3-06, an approximately 24% increase over the approximately 211,000 auction participants for Q3-05.

Completed Transactions — Completed transactions increased to approximately 50,000 for Q3-06 from the approximately 49,000 completed transactions for Q3-05.  In addition, we experienced a 71.9% increase in the average value of our transactions resulting from product mix, lotting and merchandising strategies, and buyer demand.

GMV and Revenue Mix — GMV and revenue continue to diversify due to the continued rapid growth in our commercial business as well as the successful rollout of our DoD scrap business.  As a result, the percentage of GMV and revenue derived from the DOD Surplus Contract has significantly decreased. Consequently, the consignment pricing model increased as a percentage of GMV and revenue versus the profit-sharing pricing model as commercial clients primarily use the consignment pricing model. The table below summarizes the GMV and revenue concentration from the Company’s two significant contracts with the DoD (Surplus and Scrap).

GMV Mix

	Q3-06	Q3-05
Profit Sharing Model:
Surplus	46.4%	74.7%
Scrap	21.3%	—

	67.7%	74.7%
Consignment Model	25.2%	20.2%
International and Other	7.1%	5.1%

Total	100.0%	100.0%

Revenue Mix

	Q3-06	Q3-05
Profit Sharing Model:
Surplus	55.9%	86.4%
Scrap	25.7%	—

	81.6%	86.4%
Consignment Model	8.0%	5.8%
International and Other	10.4%	7.8%

Total	100.0%	100.0%

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Liquidity Services, Inc.

Reconciliation of GAAP to Non-GAAP Measures

EBITDA and Adjusted EBITDA.  EBITDA is a supplemental non-GAAP financial measure and is equal to net income plus (a) interest income and expense and other income, net; (b) provision for income taxes; (c) amortization of contract intangibles; and (d) depreciation and amortization. Our definition of Adjusted EBITDA differs from EBITDA because we further adjust EBITDA for stock compensation expense.

	Three Months Ended June 30,		Nine Months Ended June 30,
	2006	2005	2006	2005
	(Unaudited) (In thousands)
Net income	$2,355	$1,043	$5,751	$2,535
Interest (income) expense and other income, net	(454)	140	120	413
Provision for income taxes	1,416	543	3,654	1,343
Amortization of contract intangibles	203	—	610	—
Depreciation and amortization	179	150	501	439

EBITDA	3,699	1,876	10,636	4,730
Stock compensation expense	263	19	324	85

Adjusted EBITDA	$3,962	$1,895	$10,960	$4,815

Adjusted Net Income and Adjusted Basic and Diluted Earnings Per Share.  Adjusted net income is a supplemental non-GAAP financial measure and is equal to net income plus tax effected stock compensation expense.  Adjusted basic and diluted earnings per share is the result of earnings per share from adjusted net income.

	Three Months Ended June 30,		Nine Months Ended June 30,
	2006	2005	2006	2005
	(Dollars in thousands, except per share data)
Net income	$2,355	$1,043	$5,751	$2,535
Stock compensation expense (net of tax)	158	15	194	66

Adjusted net income	$2,513	$1,058	$5,945	$2,601

Adjusted basic earnings per common share	$.09	$.06	$.26	$.14

Adjusted diluted earnings per common share	$.09	$.05	$.23	$.12

Basic weighted average shares outstanding	27,347,778	19,089,619	22,930,351	19,053,498

Diluted weighted average shares outstanding	28,291,280	22,628,782	25,397,329	22,553,652

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Quarterly Conference Call

The Company will host a conference call to discuss the fiscal third quarter results at 5 p.m. Eastern Time today.  Investors and other interested parties may access the teleconference by dialing (800) 299-6183 or (617) 801-9713 and providing the participant pass code 37746124.  A live web cast of the conference call will also be provided on the Company’s investor relations website at http://www.liquidityservicesinc.com.  A replay of the web cast will be available on the Company’s website for 30 calendar days ending September 2, 2006 at 11:59 p.m. ET.  An audio replay of the teleconference will also be available until September 2, 2006 at 11:59 p.m. ET.  To listen to the replay, dial 888-286-8010 or 617-801-6888 and provide pass code 54041209.  Both replays will be available starting at 7:00 p.m.

Non-GAAP Measures

To supplement the Company’s consolidated financial statements presented in accordance with GAAP, LSI uses certain non-GAAP measures of certain components of financial performance.  These non-GAAP measures include earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA and Adjusted Net Income and Adjusted Earnings Per Share.  These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future. The Company uses EBITDA and Adjusted EBITDA (a) as measurements of operating performance because they assist the Company in comparing its operating performance on a consistent basis since the measures remove the impact of items not directly resulting from the Company’s core operations; (b) for planning purposes, including the preparation of the Company’s internal annual operating budget; (c) to allocate resources to enhance the financial performance of the Company’s business; (d) to evaluate the effectiveness of the Company’s operational strategies; and (e) to evaluate the Company’s capacity to fund capital expenditures and expand its business.

The Company believes these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of the Company’s core operating measures.  In addition, because LSI has historically reported certain non-GAAP measures to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company’s financial reporting.  These measures should be considered in addition to financial information prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, can be found in the financial tables included in this press release.

Supplemental Operating Data

To supplement the Company’s consolidated financial statements presented in accordance with GAAP, LSI uses certain supplemental operating data as a measure of certain components of operating performance. LSI reviews GMV because it provides a measure of the volume of goods being sold in its marketplaces and thus the activity of those marketplaces. GMV and the Company’s other supplemental operating data, registered buyers, auction participants and completed transactions also provide a means to evaluate the effectiveness of investments that the Company has made and continues to make in the areas of customer support, value-added services, product development, sales and marketing and operations. Therefore, the Company believes this supplemental operating data provide useful information to both management and investors.  In addition, because LSI has historically reported certain supplemental operating data to investors, the Company believes the inclusion of this supplemental operating data provides consistency in the Company’s financial reporting.  This data should be considered in addition to financial information prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results.

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Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s business outlook.  You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this document. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, including, but not limited to, those set forth in Part II, Item IA (Risk Factors). There may be other factors of which we are currently unaware or deem immaterial that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.

Contact:

Julie Davis

Director, Investor Relations

202.467.6868 ext. 234

julie.davis@liquidityservicesinc.com

Liquidity Services, Inc. and Subsidiaries

Consolidated Balance Sheets

	June 30, 2006	September 30, 2005
	(Unaudited)	(Audited)
	(In thousands)
Assets
Current assets:
Cash, cash equivalents and short-term investments	$63,747	$10,378
Other current assets	6,322	4,207
Total current assets	70,069	14,585
Property and equipment, net	1,629	1,000
Intangible assets and goodwill, net	8,781	9,351
Other assets	1,348	1,077
Total assets	$81,827	$26,013
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other	$10,112	$4,260
Profit-sharing distributions payable	6,940	4,337
Consignment payables	2,172	1,281
Current portion of capital lease obligations and long-term debt	92	553
Total current liabilities	19,316	10,431
Long-term liabilities, net of current portion	142	4,165
Total liabilities	19,458	14,596
Redeemable common stock	—	474
Stockholders’ equity	62,369	10,943
Total liabilities and stockholders’ equity	$81,827	$26,013

Liquidity Services, Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations

	Three Months Ended June 30,		Nine Months Ended June 30,
	2006	2005	2006	2005
	(Dollars in thousands, except per share data)
Revenue	$38,750	$22,940	$108,058	$65,190
Costs and expenses:
Cost of goods sold (excluding amortization)	3,442	1,590	8,405	4,408
Profit-sharing distributions	20,534	12,516	59,423	36,331
Technology and operations	5,321	3,665	14,115	10,656
Sales and marketing	2,411	1,375	6,326	3,783
General and administrative	3,343	1,918	9,153	5,282
Amortization of contract intangibles	203	—	610	—
Depreciation and amortization	179	150	501	439

Total costs and expenses	35,433	21,214	98,533	60,899

Income from operations	3,317	1,726	9,525	4,291
Interest expense and other income, net	454	(140)	(120)	(413)

Income before provision for income taxes	3,771	1,586	9,405	3,878
Provision for income taxes	(1,416)	(543)	(3,654)	(1,343)

Net income	$2,355	$1,043	$5,751	$2,535

Basic earnings per common share	$.09	$.05	$.25	$.13

Diluted earnings per common share	$.08	$.04	$.22	$.11

Basic weighted average shares outstanding	27,347,778	19,089,619	22,930,351	19,053,498

Diluted weighted average shares outstanding	28,291,280	22,628,782	25,397,329	22,553,652